EXHIBIT 99.1



Contact:  Mark Newburg                   or Yvonne L. Zappulla
          CEO and President                 Managing Director
          VirtGame Corp.                    Wall Street Investor Relations Corp.
          702-228-4231                      212-681-4108
          investorrelations@virtgame.com    Yvonne@WallStreetIR.com



    VIRTGAME AND PROGRESSIVE GAMING INTERNATIONAL FINALIZE ACQUISITION TERMS


LAS VEGAS, NEVADA -(PR  Newswire)-February 22, 2005-VirtGame Corp. (OTC BB: VGTI
- News), a provider of innovative software solutions to the regulated gaming industry, announced today that that it has entered into a definitive agreement to be acquired by Progressive Gaming International Corporation (NASDAQ: PGIC), a leading supplier of integrated casino management systems and games for the gaming industry world-wide.

Pursuant to the acquisition agreement, Progressive Gaming will swap up to 2,000,000 shares of Progressive Gaming common stock for all of the outstanding common and preferred stock of VirtGame and all outstanding warrants and options of VirtGame, subject to potential adjustments for working capital deficiencies and a credit facility provided to VirtGame by Progressive Gaming. .

At the same time, VirtGame and Progressive entered into a credit facility whereby Progressive has agreed to lend up to $2.5 million to VirtGame. At the closing of the merger, the sum of any amounts owing by VirtGame to Progressive under the credit facility (less offsets for up to $425,000 of professional costs incurred by VirtGame and certain projected contract revenue), plus the amount by which VirtGame's adjusted working capital as of the close is less than $100,000 will cause an adjustment to the number of Progressive common shares issuable to the holders of VirtGame equity holders in the acquisition transaction. The sum of amounts owing under the credit facility (less the approved offsets), plus the adjusted working capital deficiency will be divided by 11.971 (representing the 10 day average closing price for Progressive's common shares up to and including the execution date of the definitive agreement). The resulting quotient will be deducted from the 2,000,000 share figure to arrive at the exact number of Progressive Gaming common shares to be issued to VirtGame equity holders, including the holders of all common and preferred shares and the holders of all options and warrants.

VirtGame has approximately 63.6 million shares of common stock outstanding on a fully diluted basis (which assumes the exercise of all outstanding options and warrants and conversion of all outstanding shares of preferred stock).

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The merger,  which is expected to close during the second  quarter of 2005,  was unanimously recommended by VirtGame's Board of Directors as being in the best interests of the Company and its shareholders. The agreement will require regulatory approval and will be submitted to VirtGame shareholders for their vote. Details and timing of the shareholder vote will be conveyed later.

The VirtGame Board of Directors together with its Management believes VirtGame, considered an innovator in server-based technology for the gaming industry, lacks the resources to develop sufficient game content and distribution channels to commercialize its technology rapidly enough to be competitive in the market dominated by large, well-financed international gaming supply companies. This acquisition agreement offers VirtGame stockholders an opportunity to achieve additional value through ownership in Progressive Gaming International Corporation.

Mark Newburg, President and CEO of VirtGame, discussing the acquisition said, "Since coming to VirtGame in 2004, we have continued to develop and enhance our server technology in preparation for regulatory approval. We have established VirtGame in the Nevada gaming industry and have been fortunate in creating good partnering relationships to bring our products to market. However, in a rapidly changing environment, we realized that in order to effectively compete, there would be a need to secure significant additional resources. In joining forces with Progressive Gaming International Corporation, we will have access to enhanced research and development, distribution capabilities and financial resources that will further advance our proprietary server-based technology to the gaming community. The Board believes we have negotiated an agreement that values our Company and our technology fairly, and that will promote maximum shareholder value going forward through ownership in Progressive Gaming International."


VirtGame has scheduled a conference call for Wednesday, February 23, 2005 to discuss this transaction.

CONFERENCE CALL DETAILS:

DATE/TIME: Wednesday, FEBRUARY 23, 2005--10:00A.M. (ET)
TELEPHONE NUMBER: 800-510-0146
INTERNATIONAL DIAL-IN NUMBER: 617-614-3449
PARTICIPANT PASS CODE: 72736411

It is recommended that participants phone-in at least 10 minutes before the call is scheduled to begin. The conference call can also be accessed on the Internet through CCBN at www.fulldisclosure.com. A replay of the conference call in its entirety will be available approximately one hour after its completion for 7 days by dialing 888-286-8010 (U.S.), 617-801-6888 (International) and entering the pass code 93528204.

ABOUT VIRTGAME CORP.

VirtGame is a Nevada Gaming Commission licensed provider of innovative sports book software systems. VirtGame also provides server-based, networked gaming software for regulated gaming applications. VirtGame's technology platform, VirtGame SP(TM), is a comprehensive, scalable and customizable [product?], enabling gaming on any hardware platform including PCs, hand-held devices and mobile phones. Gaming content is stored on a central server and sent to terminals anywhere on the casino floor, or beyond to extended licensed locations. The Company's products, when used in combination, and individually, are designed to create greater efficiencies, reduce costs, increase revenues and extend the branch reach of casinos. For more information, please visit www.virtgame.com.

ABOUT PROGRESSIVE GAMING INTERNATIONAL

Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry worldwide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems. The Company is unique in the industry in offering management, progressive systems and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net or www.mikohn.com.

ADDITIONAL INFORMATION

Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation, intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a prospectus of Mikohn, a proxy statement of VirtGame Corp., and other relevant documents in connection with the proposed transaction. Investors and security holders are advised to read the prospectus/proxy statement regarding the proposed merger when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the prospectus/proxy statement, when available, and other documents filed by Mikohn and VirtGame at the Securities and Exchange Commission's web site at www.sec.gov. The prospectus/proxy statement and such other documents may be obtained, when available, from VirtGame by directing such request to VirtGame Corp., 6969 Corte Santa Fe, Ste. A, San Diego, California 92121, Attention: Investor Relations. The prospectus/proxy statement and such other documents may also be obtained, when available, from Mikohn by directing such request to Progressive Gaming International Corporation, 920 Pilot Road, Las Vegas, Nevada, 89119, Attention:
Investor Relations. Mikohn, VirtGame and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of VirtGame with respect to the transactions contemplated by the merger agreement. A description of any interests that VirtGame's or Mikohn's directors and executive officers have in the proposed merger will be available in the prospectus/proxy statement. Information regarding VirtGame's officers and directors is included in VirtGame's Form 10-KSB filed with the Securities and Exchange Commission on April 12, 2004. Information regarding Mikohn's officers and directors is included in Mikohn's Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2004. These materials are available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from VirtGame and Mikohn.

FORWARD LOOKING STATEMENTS

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, including statements regarding expectations for the acquisition of VirtGame and the number of shares of Progressive Gaming Common Stock expected to be issued in connection with the proposed transaction. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that merger transaction may not be completed in the second quarter of 2005, or at all, risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the transaction, including approval by stockholders of VirtGame, risks related to any uncertainty surrounding the transaction, and the costs related to the transaction. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur. We encourage readers to review the current Report on Form 8-K filed by VirtGame with the Securities and Exchange Commission on or about February 22, 2005 for purposes of reporting this merger transaction. The Current Report has a more complete summary of the merger terms and includes as exhibits filed thereto the definitive acquisition agreement and credit facility agreement referred to in this release.

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